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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Prospectuses (including in the Prospectuses on Form S-3 included therein) constituting part of the Registration Statements on Form S-8 (Nos. 33-20037, 33-68128, 333-75445 and 333-56448) and on Form S-3 (No. 333-59688) of Moore Medical Corp. of our report dated February 18, 2002, appearing on page 15 of this Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectuses.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Hartford, Connecticut
March 27, 2002